Exhibit 10.2

AGREEMENT WITH RESPECT TO CONVERTIBLE NOTES

March 26, 2024 (the “Effective Date”)

WHEREAS, AgeX Therapeutics, Inc., a Delaware corporation (the “AgeX”), is the Borrower referenced in that certain Secured Convertible Promissory Note, dated February 14, 2022 payable to Juvenescence Limited, a company incorporated in the Isle of Man (the “Holder”), as modified by that certain Amended and Restated Secured Convertible Promissory Noted dated February 9, 2023, that certain First Amendment to Amended and Restated Convertible Promissory Note, dated March 13, 2023, that certain Allonge and Second Amendment to Amended and Restated Convertible Promissory Note, dated as of May 9, 2023, that certain Third Amendment to Amended and Restated Convertible Promissory Note, dated as of June 2, 2023, that certain Fourth Amendment to Amended and Restated Convertible Promissory Note, dated as of July 21, 2023, that certain Allonge and Fifth Amendment to Amended and Restated Convertible Promissory Note, dated November 9, 2023, that certain Sixth Amendment to Amended and Restated Convertible Promissory Note, dated as of February 9, 2024, that certain Allonge and Seventh Amendment to Amended and Restated Convertible Promissory Note, dated March 26, 2024, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time ( the “2022 Note”);

WHEREAS, the Outstanding Amount of the 2022 Note on the date hereof is $9,861,499.08 consisting of $9,300,000 of principal and $561,499.08 of accrued and unpaid Origination Fees;

WHEREAS, AgeX is the Borrower referenced in that certain Secured Convertible Promissory Note, dated March 13, 2023, as amended July 21,2023, payable to Juvenescence (the “2023 Note”) issued by AgeX to the Holder;

WHEREAS, the Outstanding Amount of the 2023 Note on the date hereof is $692,800 consisting entirely of accrued and unpaid Origination Fees;

WHEREAS, AgeX desires to transfer its rights in and obligations under each of the 2022 Note and the 2023 Note (which are collectively referred to herein as the “Secured Notes”) together all agreements evidencing or securing the obligations under the Secured Notes, including, but not limited to the Amended and Restated Security Agreement dated March 13, 2023, the Subsidiary Security Agreements as defined below, the Reaffirmation and Amendment Agreement dated February 9, 2023, the various pledge agreements regarding the subsidiaries of AgeX, and all other Loan Documents (as defined in the Secured Notes) (which agreements evidencing or securing the obligations under the Secured Notes are collectively referred to herein as the “Secured Notes Loan Documents”) to its wholly-owned subsidiary UniverXome Bioengineering, Inc., a Delaware corporation (“UniverXome”), which transfer is not permitted under the Secured Notes, and the Secured Notes Loan Documents, without the consent of the Holder;

WHEREAS, AgeX desires to transfer from AgeX to UniverXome the assets set forth on schedules to an Asset Contribution Agreement attached hereto as Exhibit A between AgeX and UniverXome (the “Transferred Assets”), which transfer is not permitted under the Secured Notes and the Secured Notes Loan Documents, without the consent of the Holder, and UniverXome desires to accept the Transferred Assets;

WHEREAS, UniverXome desires, including as a condition to the Holder’s consent to the transfer of the Transferred Assets to UniverXome, to assume all rights and obligations of AgeX under the Secured Notes and the Secured Notes Loan Documents and be the “Borrower” (as defined in each of the Secured Notes and the Secured Notes Loan Documents) for each Secured Note and each Secured Notes Loan Document for all purposes on and after the Effective Date;

WHEREAS, Reverse Bioengineering, Inc. (“Reverse”), a Delaware corporation, ReCyte Therapeutics, Inc., a California corporation (“ReCyte”), and UniverXome have each granted a security interest in their Collateral to the Holder pursuant to that certain Amended and Restated Security Agreement, dated as of March 10, 2023 (as amended by that certain Joinder Agreement, dated as of November 9, 2023, and as may be further amended and restated, amended and restated, supplemented or otherwise modified from time to time, the “Subsidiary Security Agreements”) among Reverse and ReCyte, (collectively, the “Subsidiary Obligors”), UniverXome, AgeX and the Holder;

WHEREAS, UniverXome and the Subsidiary Obligors have each guaranteed the obligations of AgeX under the 2022 Note pursuant to that certain Guaranty Agreement, dated as of November 9, 2023 (as may be amended, restated, amended and restated supplemented or otherwise modified from time to time, the “Guaranty”), made by the Subsidiary Obligors in favor of the Holder;

WHEREAS, the Holder has agreed, subject to the terms and conditions herein, to release AgeX from the Secured Notes and the Secured Notes Loan Documents;

WHEREAS, the Holder has agreed to release the stock of UniverXome and if applicable, the stock and assets of Canaria Transaction Corporation, an Alabama corporation (“Canaria”) and the stock and assets of NeuroAirmid Therapeutics, Inc., a Delaware corporation (“NeuroAirmid”), and certain cGMP embryonic cell lines, including those for use to support the NeuroAirmid business, and which are subject to the terms of a License Agreement between AgeX and ES Cell International Pte Ltd and which will not be part of the Transferred Assets, from the Secured Notes Loan Documents and hereby further agrees that the stock and assets of Serina Therapeutics, Inc., an Alabama corporation (“Serina”) are not subject to the Secured Notes or the Secured Notes Loan Documents;

WHEREAS, the Holder has agreed to provide a claims reserve for the purpose of settling and paying the costs associated with certain claims and demands against, and Liabilities (as defined in the below described Merger Agreement) of, AgeX in order for AgeX to fulfill its closing obligations under that certain Merger Agreement, by and between AgeX, Serina and Canaria, dated August 29, 2023 (the “Merger Agreement”) which claims reserve will be an additional debt and obligation of UniverXome; and

WHEREAS, the Holder has agreed to confirm that the only warrants or other equity interests in AgeX (other than the Post-Merger Warrants (as defined in the Merger Agreement) and the shares of stock owned by the Holder as set forth in the Parent Share Certificate (as defined in the Merger Agreement)) that Holder is entitled to, or is otherwise owed, under the Secured Notes and the Secured Notes Loan Documents are those certain warrants listed in the Parent Share Certificate.

NOW THEREFORE, the parties hereto agree as follows:

1. AgeX and its assets, other than the Transferred Assets, are hereby confirms and agrees that it has by the Asset Contribution Agreement transferred to UniverXome the Transferred Assets, which transfer shall be permitted for all purposes under the Secured Notes and the Secured Notes Loan Documents. UniverXome acknowledges and agrees that it has by the Asset Contribution Agreement received the Transferred Assets subject to the security interests granted under the Secured Notes Loan Documents as modified hereby in favor of the Holder, and UniverXome ratifies, reaffirms, and confirms all security interests in the Transferred Assets granted under the Secured Notes Loan Documents, as modified hereby.

2. AgeX hereby confirms and agrees that it hereby unconditionally and irrevocably assigns, transfers and conveys to UniverXome, and UniverXome hereby confirms and agrees that it unconditionally and irrevocably accepts and assumes, all of the rights and obligations of AgeX under the Secured Notes and the Secured Note Loan Documents. Without limiting the generality of the foregoing, from Effective Date, all references to the “Borrower” in the Secured Notes and the Secured Notes Loan Documents shall be references to UniverXome. The assignment and assumption under this Section 2 is a novation of the Secured Notes and the Secured Notes Loan Documents, and is referred to herein as the “Assignment, Assumption and Novation”.

3. The Holder hereby consents to, and agrees to be bound by, the Assignment, Assumption and Novation.

4. Each of the Secured Notes and the Secured Notes Loan Documents are hereby further amended to eliminate any and all conversion rights and rights to receive any warrant or other equity interest and all references thereto, other than those warrants listed in the Parent Share Certificate and the Post-Merger Warrants and to remove the stock of UniverXome, and to the extent applicable the stock and assets of NeuroAirmid, Canaria, and Serina, from the definition of “Collateral.” In addition, each Secured Note and each Secured Notes Loan Document is amended to delete, in its entirety, all references to conversion rights and warrants, including, but not limited to, the following definitions as applicable: “19.9% Cap”, “50% Cap”, “Adjusted Market Price”, “Applicable Exchange”, “Conversion Date”, “Conversion Notice”, “Drawdown Market Price”, “Market Price”, Qualified Offering – Type 1”, Qualified Offering – Type 2”, “Qualified Offering”, “Shares”, “Units”, “Warrants”, “Warrant Agreement”, and “Warrant Instrument.” In addition, the 2023 Note is hereby amended to delete, in their entirety, Sections 7, 8, 12.5, and clauses (i) and (ii) of subsection (i) of Section 10.1, and the 2022 Note is hereby amended to delete, in their entirety, Sections 3.4, 7, 8, 10.1(a) and (c), and the inclusion of UniverXome in the definition of “Guarantors.” The Secured Notes Loan Agreements shall be deemed to have the amendments necessary to carry out the intent of this Section and Agreement. Further, the Guaranty is hereby amended to remove UniverXome as a guarantor thereunder.

5. UniverXome and each other Subsidiary Obligor hereby ratifies, reaffirms and re- grants the security interests in the Collateral (as defined in the Secured Notes, the Secured Notes Loan Agreements, and the Subsidiary Security Agreements, but not including the stock of UniverXome, the stock and assets of NeuroAirmid, certain cGMP embryonic cell lines, including those for use to support the NeuroAirmid business, and which are subject to the terms of a License Agreement between AgeX and ES Cell International Pte Ltd and which will not be part of the Transferred Assets, and the stock and assets of Canaria and Serina), granted under the Secured Notes, the Secured Notes Loan Documents, and the Subsidiary Security Agreements, and agrees and acknowledges that such security interests remain in full force and effect and to secure the obligations of UniverXome as Borrower under each of the Secured Notes and the Secured Notes Loan Documents, and the Subsidiary Obligors in accordance with the terms of the Subsidiary Security Agreements. Without limiting the generality of the foregoing, the Schedules of the Secured Notes Loan Documents and the Subsidiary Security Agreements are hereby supplemented as set forth in Exhibit B hereto.

6. The Subsidiary Obligors, hereby ratify and reaffirm the Guaranty and acknowledge that such Guaranty remains in full force and effect with respect to the obligations of UniverXome as Borrower under the 2022 Note.

7. Upon the effectiveness of the Assignment, Assumption and Novation, UniverXome’s acceptance of the obligations of the “Borrower” under the Secured Notes and the Secured Notes Loan Documents as set forth above, and without requiring any further action by any party, AgeX and its assets, other than the Transferred Assets, is hereby released from any and all liabilities and obligations under the Secured Notes and the Secured Notes Loan Documents; provided that, for avoidance of doubt, the security interest in the Transferred Assets shall not be released and the Transferred Assets shall constitute Collateral for all purposes under each of the Secured Notes, the Secured Notes Loan Documents and the Subsidiary Security Agreements. Upon the effectiveness of the Assignment, Assumption and Novation, UniverXome’s acceptance of the obligations of the “Borrower” under the Secured Notes and the Secured Notes Loan Documents as set forth above, and without requiring any further action by any party, Holder shall file or cause to be filed in the office of the Secretary of State of Delaware, in the office of the secretary of the any other state or other office, including the United States Patent and Trademark Office (“USPTO”), in which a financing statement or similar statement has been filed by or on behalf of Holder, a termination statement or other such other statement pursuant to Article 9 of the California Uniform Commercial Code, the Uniform Commercial Code of any other state, if applicable, and the USPTO, for the purpose of the terminating any and all financing statements or similar filings naming AgeX as debtor and which were filed with respect to the Secured Notes, the Secured Noted Loan Documents, the Subsidiary Security Agreements, or Collateral.

8. UniverXome shall, on the Effective Date (and thereafter (x) promptly as requested by the Holder and (y) otherwise in accordance with the Secured Notes Loan Documents and Subsidiary Security Agreements) take all steps required or requested by the Holder to attach and perfect the Holder’s security interest in the Collateral (including, without limitation, the Transferred Assets) by, without limiting the generality of the foregoing, (1) preparing, drafting and executing any intellectual property assignments requested by Holder or otherwise required to attach and/or perfect Holder’s interests in any intellectual property collateral, (2) authorizing the filing of any UCC-1 financing statement to perfect Holder’s interests in the Collateral, (3) taking all other actions and preparing, authorizing or executing all other documents or filings required or requested by the Holder to attach and perfect the Holder’s security interest in the Collateral (including the Transferred Assets) and (4) taking all other actions and preparing, authorizing or executing all other documents or filings required from time to time by the Secured Notes Loan Documents and the Subsidiary Security Agreements, within the time periods and subject solely to the conditions set forth therein. Without limitation of the foregoing, but subject to the modifications made by this Agreement, UniverXome ratifies its obligations under the Secured Notes Loan Documents and the Subsidiary Security Agreements, ratifies that the Transferred Assets constitute “Collateral” thereunder and acknowledges and ratifies its obligations to comply in all respects with the Secured Notes Loan Documents and the Subsidiary Security Agreements including, without limitation, with respect to the Transferred Assets.

9. Holder agrees that it shall look solely to UniverXome and the Subsidiary Obligors for any and all obligations, including repayment, under the Secured Notes, the Secured Notes Loan Documents, the Subsidiary Security Agreements, and the Guaranty Agreement.

10. Holder agrees that it hereby releases the stock of UniverXome from the Secured Notes Loan Documents, and that it does not have any security interest (and to the extent it does, it hereby releases such) in the stock or assets of Canaria, Serina, NeuroAirmid, and certain cGMP embryonic cell lines, including those for use to support the NeuroAirmid business, and which are subject to the terms of a License Agreement between AgeX and ES Cell International Pte Ltd and which will not be part of the Transferred Assets, through the Secured Notes, the Secured Notes Loan Documents, the Subsidiary Security Agreements, the Guaranty Agreement or otherwise. Holder further agrees if it is later determined to hold such security interest, that it will promptly file the necessary documents to release such security interests.

11. Holder agree that it is not entitled to receive any warrants or other equity interests in AgeX or any other subsidiary of AgeX, other than those warrants set forth in the Parent Shares Certificate and the Post-Merger Warrants, which it has already received.

12. Holder agrees to provide a claims reserve (“Claims Reserve”) for the purpose of settling and paying the costs associated with certain Merger related claims and demands against AgeX, including attorneys’ fees, in order to allow AgeX to fulfill its closing obligations under the Merger Agreement. The Holder and AgeX agree that the current claims, including attorneys’ fees, are estimated to be approximately $650,000, and that AgeX has retained the law firm of Gibson Dunn & Crutcher LLP (“GDC”) to resolve such claims and demands. AgeX agrees that the Holder can pay the Claims Reserve on an as needed basis, but Holder agrees to pay the amounts requested by GDC to resolve the claims and demands on a timely basis to allow the claims and demands to be promptly and expeditiously resolved. UniverXome and Holder agree that any funds that Holder provides to or on behalf of AgeX to fund the Claims Reserve shall be an additional obligation under the Secured Notes, the Secured Notes Loan Documents, and the Subsidiary Security Agreements, and UniverXome agrees to promptly execute such documents as may be necessary to evidence that additional obligation and to promptly cause the Subsidiary Obligors to execute such documents as may be necessary to evidence that additional obligation

13. AgeX and Holder agree that part of the funds loaned to AgeX by Holder pursuant to the Secured Notes is to be used by AgeX to meet its closing condition of having at least $500,000 (USD) of immediately spendable nonrestricted cash, net of all payables and other Liabilities and Transaction Expenses (as defined in the Merger Agreement)(the “Closing Cash”). AgeX and Holder agree that neither party is able to accurately determine amount of immediately spendable nonrestricted cash, net of all payables and other Liabilities and Transaction Expenses on hand at the Effective Time (as defined in the Merger Agreement). As such, AgeX and Holder agree that AgeX will, on or before the 45th day after the Effective Time, provide Holder with evidence of the amount of immediately spendable nonrestricted cash, net of all payables and other Liabilities and Transaction Expenses on hand at the Effective Time. If it is determined that the amount of immediately spendable nonrestricted cash, net of all payables and other Liabilities and Transaction Expenses, on hand at the Effective Time exceeds the Closing Cash, then AgeX shall pay the excess amount to Holder and the excess amount shall be deemed to be a reduction in the principal amount of the Secured Notes, owed by UniverXome. If it is determined that the amount of immediately spendable nonrestricted cash, net of all payables and other Liabilities and Transaction Expenses, on hand at the Effective Time is less than the Closing Cash, then Holder shall pay the deficiency to AgeX and the deficiency amount paid to AgeX by Holder shall be deemed to be an increase in the principal amount of the Secured Notes owed by UniverXome. For purposes of this Section 13 and for purposes of AgeX meeting its Closing Cash closing condition under the Merger Agreement, the claims and demands described in Section 12 that are paid by Holder and the cash paid therefor by Holder shall not be included in the determination of the amount of immediately spendable nonrestricted cash, net of all payables and other Liabilities and Transaction Expenses. If AgeX and Holder cannot agree on the amount of immediately spendable nonrestricted cash, net of all payables and other Liabilities and Transaction Expenses, then the parties agree to submit the appropriate records to AgeX’s auditor, Frazier & Deeter, LLC, for such determination, and the determination made by Frazier & Deeter, LLC shall be binding and conclusive on all parties hereto. UniverXome, on behalf of itself and the Subsidiary Obligors, and Holder agree to promptly execute such documents as may be necessary to evidence the reduced or additional obligations as described above.

14. Except as expressly set forth herein, no other changes or modifications to the Secured Notes, the Secured Notes Loan Documents, and the Subsidiary Security Agreements or the consent of the Holder to any other transaction or course of action are intended or implied, and in all other respects each of the Secured Notes, the Secured Notes Loan Documents, and the Subsidiary Security Agreements is hereby specifically ratified, restated and confirmed by UniverXome, the Subsidiary Obligors and the Holder as of the Effective Date.

15. The parties agree that Canaria, Serina, and NeuroAirmid are intended third party beneficiaries of this Agreement, and each shall be entitled to enforce the provisions of this Agreement.

16. Capitalized terms used and not defined herein shall have the meanings ascribed to such term in the Secured Notes. Sections 20.1, 20.2, 20.3 and 20.4 of each of the Secured Notes are hereby incorporated into this agreement mutatis mutandis as if originally included herein.

UNIVERXOME BIOENGINEERING, INC.

By:	/s/ Joanne Hackett
Name:	Joanne Hackett
Title:	Chief Executive Officer, President, Treasurer, Secretary

AGEX THERAPEUTICS, INC.

By:	/s/ Joanne Hackett
Name:	Joanne Hackett
Title:	Interim Chief Executive Officer

SUBSIDIARY OBLIGORS:

REVERSE BIOENGINEERING, INC.

By:	/s/ Joanne Hackett
Name:	Joanne Hackett
Title:	Interim Chief Executive Officer

RECYTE THERAPEUTICS, INC.

By:	/s/ Joanne Hackett
Name:	Joanne Hackett
Title:	President, Secretary, Chief Financial Officer

[Signature Page to Assignment, Assumption and Novation of Amended and Restated Convertible Promissory Note]

HOLDER:

JUVENESCENCE LIMITED

By:	/s/ Denham Eke
Name:	Denham Eke
Title:	Director

[Signature Page to Assignment, Assumption and Novation of Amended and Restated Convertible Promissory Note]